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                                                                  EXHIBIT 11


                    APOLLO BIOPHARMACEUTICS, INC.
               STATEMENT RE: COMPUTATION OF LOSS PER SHARE



                                              Year ended
                                             December 31,
                                           ----------------
                               1994          1995      1996
                               ----          ----      ----

Net loss ................... $(523,007)   $(392,149)   $(403,391)
                             ---------    ---------    ---------
                             ---------    ---------    ---------

Weighted average common
 shares outstanding......... 3,005,959    3,130,068    3,531,000

"Cheap" stock issued
 November 30, 1995 to
 December 20, 1996..........   654,555      654,555      654,555
                             ---------    ---------    ---------
                             3,660,514    3,784,623    4,185,555
                             ---------    ---------    ---------
                             ---------    ---------    ---------

Net loss per share..........    $(.14)      $(.10)       $(.10)
                                ------      ------       ------
                                ------      ------       ------